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Exhibit 23.3

                        CONSENT OF EDWARD P. JUCEVIC

         I am a registered professional mining engineer and a member of the Society for Mining, Metalurgy and Exploration Engineers. I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as mining engineer for the registrant, Foothills Resources, Inc.

          DATED June 11, 2001.

                                  Yours truly,

                                 /s/ Edward P. Jucevic
                                 Edward P. Jucevic